We consent to the inclusion in this registration statement on Form N-4 (File No. 333-40309), of our report dated March 14, 1997 on our audit of the financial statements of Great American Reserve Insurance Company. We also consent to the reference to our firm under the caption "Independent Accountants."




                                     /s/COOPERS & LYBRAND L.L.P.
     COOPERS & LYBRAND L.L.P.



Indianapolis, Indiana
January 30, 1998